UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

July 8, 2015 (July 1, 2015)

Date of Report (Date of earliest event reported)

Summer Infant, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33346	20-1994619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 Park East Drive

Woonsocket, Rhode Island 02895

(Address of principal executive offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 6, 2015, Summer Infant, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission to report the resignation of Carol E. Bramson, a former director of the Company (the “Initial Form 8-K”).  The Company provided to Ms. Bramson, through her counsel, a copy of the Initial Form 8-K on July 6, 2015.  This Current Report on Form 8-K/A is being filed pursuant to Item 5.02(a)(3)(iii) of Form 8-K in order to file as an exhibit a letter received from Ms. Bramson on July 8, 2015 (the “Response Letter”) pursuant to the opportunity to respond to the Initial Form 8-K granted to her under Item 5.02(a)(3)(ii) of Form 8-K.  The Company disagrees with the assertions in the Response Letter which appear unrelated to her resignation from the Board, which resignation was demanded by the Company and was not forthcoming until the Company threatened to request that the Company’s stockholders consider and vote upon a proposal to remove her for cause as a director.  The information contained in this Current Report on Form 8-K/A supplements and is incorporated by reference into the Initial Form 8-K.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

17.1	Response letter of Carol E. Bramson dated July 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: July 10, 2015	By:	/s/ Robert Stebenne
		Name:	Robert Stebenne
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

17.1	Response letter of Carol E. Bramson dated July 8, 2015.